UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2019

Determine, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29637	77-0432030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5614 Connecticut Ave NW, Suite 257

Washington, DC 20015

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (202) 341-4245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DTRM	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Upon effectiveness of the Written Consent as described in Item 5.07 below, Determine, Inc. (the “Company”) adopted the previously disclosed Plan of Liquidation and Distribution (the “Plan of Liquidation”), which is effective as of May 22, 2019. The Plan of Liquidation provides that the Company will cease further business activities except to the extent and for the period described below. The Plan of Liquidation provides that, among other actions, the following steps will be taken by the Company, subject to the sufficiency of the assets:

●	pay or make reasonable provision to pay all claims and obligations known to the Company;

●

make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party;

●

make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within ten (10) years after the date of dissolution;

●	make a distribution of its remaining assets to the Company’s existing creditors;

●

distribute all remaining assets, except such cash, property or assets as are required for paying or making reasonable provision for the claims and obligations of the Company, to its security holders in accordance with the Certificate of Incorporation; and

●	take any and all other actions deemed necessary or appropriate by the Board of Directors of the Company (the “Board”) or officers of the Company to carry out the provisions of the Plan of Liquidation.

The timing of certain distributions shall be subject to the timing of release of amounts subject to escrow under the Asset Purchase Agreement, dated as of February 10, 2010, by and among Corcentric, Inc., a Delaware corporation, Corcentric Acquisition, LLC, a Delaware limited liability company, and the Company. The Board may, to the full extent permitted by law, modify, amend or abandon the Plan of Liquidation without any further stockholder approval.

The foregoing descriptions of the Plan of Liquidation is limited and qualified in its entirety by reference to the full text of the Plan of Liquidation, a copy of which is attached as Exhibit B to the Definitive Information Statement on Schedule 14C as filed with the Securities and Exchange Commission (the “SEC”) and distributed to stockholders on May 2, 2019 (the “Information Statement”).

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously disclosed in the Information Statement, the Board held a meeting on April 15, 2019 in which it determined that it is in the best interests of the Company and its shareholders to effect the dissolution, winding up, and liquidation of the Company, and approved the Plan of Liquidation. On April 17, 2019, stockholders holding approximately 53% of the voting power of the outstanding common stock of the Company, as of such date, delivered a written consent in lieu of a meeting of the stockholders of the Company (the “Written Consent”) to the Company approving the dissolution and liquidation of the Company pursuant to the Plan of Liquidation. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the approval of the Plan of Liquidation did not become effective until at least twenty (20) calendar days after the mailing of the Information Statement to stockholders of the Company. Therefore, the Written Consent became effective on or about May 22, 2019.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Plan of Liquidation and Distribution, adopted effective as of May 22, 2019 by Determine, Inc. (Exhibit B to the Definitive Information Statement on Schedule 14C as filed on May 2, 2019.

Forward Looking Statements

Some of the statements in this report may include forward-looking statements that reflect current views with respect to future events, and the Company may make related oral, forward-looking statements on or following the date hereof. Statements that include the words “should,” “would,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this material or similar oral statements for purposes of the U.S. federal securities laws or otherwise. Such statements are “forward looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Because forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed or implied and include, but are not limited to, those discussed in filings with the SEC. The forward-looking statements in this material represent the Company’s views as of the date of this material. The Company anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to the date of this material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 28, 2019

DETERMINE, INC.

	By:	/s/ John Nolan
John Nolan
President